FOR IMMEDIATE RELEASE

KRISPY KREME REPORTS EARNINGS PER SHARE OF $.06 FOR THE FIRST
QUARTER OF FISCAL 2011

Raises Fiscal 2011 Earnings Outlook

Winston-Salem, NC – June 3, 2010 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the first quarter of fiscal 2011, ended May 2, 2010. The Company also raised its earnings outlook for fiscal 2011 as a whole.

First Quarter Fiscal 2011 Highlights Compared to the Year-Ago Period:
  Revenues decreased 1.4% to $92.1 million from $93.4 million
  Excluding the effects of refranchising Company stores, revenues rose 0.4%
  Company same store sales rose 3.4%, the sixth consecutive quarterly increase
  Operating income increased 4.8% to $6.1 million from $5.8 million
  Net income was $4.5 million, or $0.06 per share diluted, compared to $1.9 million, or $0.03 per share diluted in the first quarter last year
The Company ended the first quarter of fiscal 2011 with a total of 616 Krispy Kreme stores systemwide, a net increase of 34 locations since January 31, 2010. As of May 2, 2010, there were 83 Company stores and 533 franchise locations.

"We were pleased with the improvement in our first quarter performance, which included healthy Company same store sales growth and improvements in both consolidated operating income and net income compared to the year-ago period. This improvement reflects our continued progress in implementing our strategic initiatives. We look forward to continued success with our transition and believe that our shareholders will increasingly be positioned to benefit as we move forward," said Jim Morgan, the Company's President and Chief Executive Officer.

Fiscal 2011 Outlook

“In our fiscal 2010 fourth quarter earnings release on April 15, we indicated that we expected operating income, exclusive of impairment charges and lease termination costs, to range from $10 million to $13 million for fiscal 2011. Based on our results for the first quarter, which exceeded our expectations, and other current information, we are raising that outlook. We currently estimate that fiscal 2011 operating income, exclusive of impairment charges and lease termination costs, will range from $11 million to $15 million. As part of this outlook, we continue to believe the total domestic store count will increase for the first time since 2005,” Morgan continued. The Company noted that in each of the last three fiscal years, the first quarter has been the strongest quarter of the year in terms of operating income exclusive of charges.

“As we stated in April, we view fiscal 2011 as a period of continued investment in our business and execution of our strategic plan. We are working diligently to further improve Company operations while providing better support for our franchise partners both domestically and internationally. These efforts are critical to building a strong foundation for our business and should position us for accelerated growth in both revenues and earnings over the long-term,” Morgan concluded. “We believe that we are only beginning to unlock the potential of the Krispy Kreme brand for our guests, customers, franchisees, team members and shareholders.”

First Quarter Fiscal 2011 Results

Consolidated Results

For the first quarter ended May 2, 2010, revenues decreased 1.4% to $92.1 million from $93.4 million. Year-over-year revenue increases in the domestic and international franchise segments and at KK Supply Chain were offset by a decline in revenue in Company Stores. Excluding the effects of refranchising Company stores, revenues rose 0.4%.

Direct operating expenses remained flat at $77.0 million year over year, and as a percentage of total revenues, increased to 83.6% from 82.4%. General and administrative expenses were $5.8 million compared to $6.3 million in the same period last year and, as a percentage of total revenues, decreased to 6.2% from 6.8%. Impairment charges and lease termination costs were $1.3 million compared to $2.4 million in the year-ago period.

Operating income increased 4.8% to $6.1 million from $5.8 million.

Interest expense declined by half to $1.9 million from $3.8 million. Interest expense in the first quarter of last year included approximately $1.0 million of fees and expenses associated with amendments to the Company’s secured credit facilities, as well as approximately $600,000 of charges related to interest rate derivatives which expired in the first quarter of fiscal 2011.

Net income was $4.5 million, or $0.06 per diluted share, compared to $1.9 million, or $0.03 per diluted share, in the first quarter of last year.

Segment Results

Company Store revenues decreased 5.0% to $62.5 million. Higher same store sales and off-premises sales to grocers/mass merchants were offset by locations that were closed or refranchised and by lower off-premises sales to convenience stores. Excluding the effects of refranchising, Company Stores revenues fell 1.5%. Same store sales at Company stores rose 3.4%, the sixth consecutive quarterly increase.

Domestic Franchise revenues increased 7.3% to $2.2 million, reflecting a 7.7% rise in sales by domestic franchisees. Excluding the effects of refranchising, sales by domestic franchisees rose 3.4%. On-premises same stores sales rose 2.7% at domestic franchisees. The Domestic Franchise segment generated operating income of $1.2 million in both periods, reflecting improved underlying performance, offset by increased resources devoted to franchisee support.

International Franchise revenues increased 22.7% to $4.8 million. A year-over-year increase in the number of international franchise store openings accounted for over half the increase. A decline in international franchise same store sales was offset by new store openings and more favorable exchange rates. Adjusted to eliminate the effects of changes in foreign exchange rates, International Franchise same store sales fell 17.6%, reflecting waning honeymoon effects from the 310 stores opened internationally in the past three years, as well as anticipated cannibalization as markets develop. The International Franchise segment generated operating income of $3.5 million compared to $2.4 million last year. International franchisees continued to expand, with a net increase of 35 locations in the period.

Total KK Supply Chain revenues rose 2.3% to $45.9 million, driven by selling price increases in major product categories. External KK Supply Chain revenues rose 4.6% to $22.6 million compared to $21.6 million in the first quarter last year. KK Supply Chain generated operating income of $8.7 million compared to $8.1 million in the first quarter last year reflecting, among other things, lower freight and other distribution costs.

Conference Call

Management will host a conference call to review the first quarter of fiscal 2011 results as well as management’s outlook for fiscal 2011 this afternoon at 4:30 p.m. (ET). A live webcast of the conference call will be available at www.KrispyKreme.com. The call also can be accessed live by dialing (888) 668-1640 or, for international callers, by dialing (913) 312-0673. A replay will be available after the call and can be accessed by dialing (888) 203-1112 and entering the passcode 3497079. International callers may access the replay by dialing (719) 457-0820 and entering passcode 3497079. The audio replay will be available through June 10, 2010. A transcript of the conference call also will be available at the Company’s website.

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, Krispy Kreme shops can be found in over 615 locations in 19 countries around the world. Visit us at www.KrispyKreme.com.

###

Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “could,” “will,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our new domestic operating model; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with government regulations relating to food products and franchising; our relationships with off-premises customers; our ability to protect our trademarks and trade secrets; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; and risks associated with competition. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	May 2,	May 3,
	2010	2009
Revenues	$92,117	$93,420
Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization
shown below)	77,043	76,968
General and administrative expenses	5,750	6,314
Depreciation and amortization expense	1,864	1,993
Impairment charges and lease termination costs	1,299	2,357
Other operating (income) and expense, net	106	10
Operating income	6,055	5,778
Interest income	40	14
Interest expense	(1,871)	(3,817)
Equity in income of equity method franchisees	346	101
Other non-operating income and (expense), net	81	—
Income before income taxes	4,651	2,076
Provision for income taxes	183	208
Net income	$4,468	$1,868

Earnings per common share:
Basic	$.07	$.03
Diluted	$.06	$.03

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)

(In Thousands)

	May 2,	Jan. 31,
	2010	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,097	$20,215
Receivables	20,322	17,839
Receivables from equity method franchisees	604	524
Inventories	14,587	14,321
Other current assets	5,713	6,324
Total current assets	61,323	59,223
Property and equipment	71,249	72,527
Investments in equity method franchisees	1,256	781
Goodwill and other intangible assets	23,816	23,816
Other assets	10,965	8,929
Total assets	$168,609	$165,276

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$701	$762
Accounts payable	8,329	6,708
Accrued liabilities	25,927	30,203
Total current liabilities	34,957	37,673
Long-term debt, less current maturities	42,514	42,685
Other long-term obligations	21,385	22,151

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	—	—
Common stock, no par value	367,269	366,237
Accumulated other comprehensive loss	(39)	(180)
Accumulated deficit	(297,477)	(303,290)
Total shareholders’ equity	69,753	62,767
Total liabilities and shareholders’ equity	$168,609	$165,276

     KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

(In Thousands)

	Three Months Ended
	May 2,	May 3,
	2010	2009
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$4,468	$1,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,864	1,993
Deferred income taxes	(92)	(134)
Impairment charges	849	162
Accrued rent expense	(16)	(44)
Loss on disposal of property and equipment	128	85
Unrealized loss on interest rate derivatives	—	187
Share-based compensation	1,069	1,116
Provision for doubtful accounts	(230)	(82)
Amortization of deferred financing costs	148	326
Equity in income of equity method franchisees	(346)	(101)
Other	(81)	(1)
Change in assets and liabilities:
Receivables	(2,248)	(23)
Inventories	(266)	507
Other current and non-current assets	(1,353)	1,059
Accounts payable and accrued liabilities	(2,277)	1,358
Other long-term obligations	74	1,075
Net cash provided by operating activities	1,691	9,351
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,594)	(2,370)
Proceeds from disposals of property and equipment	54	24
Other investing activities	—	(2)
Net cash used for investing activities	(1,540)	(2,348)
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(232)	(20,387)
Deferred financing costs	—	(954)
Repurchase of common shares	(37)	(16)
Net cash used for financing activities	(269)	(21,357)
Net decrease in cash and cash equivalents	(118)	(14,354)
Cash and cash equivalents at beginning of period	20,215	35,538
Cash and cash equivalents at end of period	$20,097	$21,184

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION
(Unaudited)

(In Thousands)

	Three Months Ended
	May 2,	May 3,
	2010	2009
Revenues:
Company Stores	$62,534	$65,857
Domestic Franchise	2,200	2,051
International Franchise	4,760	3,878
KK Supply Chain:
Total revenues	45,905	44,858
Less - intersegment sales elimination	(23,282)	(23,224)
External KK Supply Chain revenues	22,623	21,634
Total revenues	$92,117	$93,420

Operating income (loss):
Company Stores	($31)	$2,944
Domestic Franchise	1,154	1,180
International Franchise	3,486	2,435
KK Supply Chain	8,690	8,139
Total segment operating income	13,299	14,698
Unallocated general and administrative expenses	(5,945)	(6,563)
Impairment charges and lease termination costs	(1,299)	(2,357)
Consolidated operating income	$6,055	$5,778

Depreciation and amortization expense:
Company Stores	$1,395	$1,496
Domestic Franchise	55	21
International Franchise	1	—
KK Supply Chain	212	227
Corporate administration	201	249
Total depreciation and amortization expense	$1,864	$1,993

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	NUMBER OF STORES
	DOMESTIC	INTERNATIONAL	TOTAL
Number of Stores at May 2, 2010:
Company:
Factory	69	—	69
Satellite	14	—	14
Total Company	83	—	83
Franchise:
Factory	103	100	203
Satellite	37	293	330
Total Franchise	140	393	533
Total Systemwide	223	393	616

	NUMBER OF STORES
	COMPANY	FRANCHISE	TOTAL
Quarter Ended May 2, 2010:
JANUARY 31, 2010	83	499	582
Opened	—	41	41
Closed	—	(7)	(7)
MAY 2, 2010	83	533	616

Quarter Ended May 3, 2009:
FEBRUARY 1, 2009	93	430	523
Opened	2	24	26
Closed	(4)	(9)	(13)
MAY 3, 2009	91	445	536

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

	Three Months Ended
	May 2,	May 3,
	2010	2009
Year over year percentage change in systemwide sales (1)	7.6%	(8.0)%
Year over year percentage change in systemwide
sales, in constant dollars (2)	3.8%	(3.1)%

Change in same store sales (3):
Company stores	3.4%	2.1%
Domestic Franchise stores	2.7%	2.4%
International Franchise stores	(7.7)%	(38.2)%
International Franchise stores, in constant dollars (2)	(17.6)%	(24.6)%

Company off-premises sales (4):
Grocers/mass merchants:
Change in average weekly number of doors	(6.1)%	(9.8)%
Change in average weekly sales per door	11.4%	4.0%
Convenience stores:
Change in average weekly number of doors	(10.2)%	(8.6)%
Change in average weekly sales per door	(1.9)%	(6.6)%

(1)	Systemwide sales, a non-GAAP financial measure, include the sales by both Company and franchise stores but excludes sales among Company and franchise stores. The Company believes systemwide sales data are useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.
(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company’s international franchisees conduct business had been the same in the comparable prior year period.
(3)	The change in “same store sales” represents the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks during the current year period (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.
(4)	For Company off-premises sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

REVENUE RECONCILIATION

     A reconciliation of total revenues as reported to adjusted total revenues exclusive of the effects of refranchising follows:

	Three Months Ended
	May 2,	May 3,
	2010	2009
	(In thousands)
Total revenues as reported	$92,117	$93,420
Sales by refranchised stores	—	(2,374)
Royalties from refranchised stores	(81)	—
KK Supply Chain sales to refranchised stores	(662)	—
Adjusted total revenues exclusive of the effects of refranchising	$91,374	$91,046

     The Company believes that adjusted total revenues exclusive of the effects of refranchising, a non-GAAP measure, is a useful measure because it enables comparisons of the Company’s revenues that are unaffected by the Company’s decisions to sell operating Krispy Kreme stores to franchisees instead of continuing to operate the stores as Company locations. In addition, this comparison is one of the performance metrics adopted by the Compensation Committee of the Company’s board of directors to determine the amount of incentive compensation potentially payable to the Company’s executive officers for fiscal 2011.

CONTACT: Media - Brian K. Little, + 1-336-726-8825, blittle@KrispyKreme.com; Investor Relations - Anita K. Booe, + 1-336-703-6902, abooe@KrispyKreme.com